EXHIBIT 10.1
REDACTED COPY

DEVELOPMENT AGREEMENT

THIS DEVELOPMENT AGREEMENT (this “Agreement”) is made effective as of the 18th day of March, 2010 (the “Effective Date”), by and between KCI USA, Inc., a Delaware corporation (“KCI”) and Quick-Med Technologies, Inc., a Nevada corporation (“Quick-Med”).

1.      Definitions.   The following terms shall be defined as follows when used herein:

(a)      “Affiliate” means any partnership, joint venture, or other entity which directly or indirectly controls, is controlled by or is under common control with a party.  Control shall mean the possession of fifty percent (50%) or more of the voting stock or the power to direct or cause the direction of the management and policies of the controlled entity, whether through the ownership of voting securities, by contract or otherwise.

(b)      “KCI” includes all KCI’s employees, its Affiliates, assignees and successors in interest, and subcontractors who provide services related to the Project conducted under this Agreement.

(c)      “Quick-Med” includes all Quick-Med’s employees, its Affiliates, assignees and successors in interest, and subcontractors who provide services related to the Project conducted under this Agreement.

(d)      “Property” means any and all compositions, articles of manufacture, processes, apparatus (collectively the “Inventions”); know-how; data; writings, drawings and all other works of authorship including, without limitation, software, protocols, program codes, audiovisual effects created by program code, databases, specifications, algorithms, graphics and documentation related to all the foregoing (collectively the “Works”); mask works; product platforms, architectures, signal formats and other system standards; tangible items including, without limitation, materials, samples, components, tools, operating devices (e.g. board assemblies, and engineering models), hardware and communication systems; and, any business or technical information in human or machine readable form which embodies or describes any of the foregoing items.

(e)      “Intellectual Property” means all forms of intellectual property rights including, without limitation, patents, trademarks, copyrights, mask rights, trade secrets and proprietary know-how related to or covering Property.

(f) “Field” means *****.

2.      Development Services.   For the term of this Agreement, Quick-Med agrees to provide services to KCI relating to ***** (the “Business”). Such services may include, without limitation, the development, testing, and evaluation of certain technologies and business concepts related to the Business, which are described in one or more proposals in Exhibit A (the “Proposal”) and which will be conducted as described therein (the “Project”).  Additional Projects may be added as additional, consecutively lettered Exhibits upon the written agreement of both parties.  Quick-Med agrees to perform such services in a professional and ethical manner.  Quick-Med and KCI shall use best efforts to perform their obligations under this Agreement.

3. Payment.   An estimate of Quick-Med’s professional fees and related expenses in carrying out the Project is provided in the Proposal.  In the event there are additional expenses that Quick-Med anticipates that are not enumerated in the Proposal, the parties agree that they will discuss those prospective expenses in advance of their incidence and KCI will advise Quick-Med whether it pre-approves such expenses.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

4.      Independent Contractor Status.   Quick-Med understands and agrees that its status is that of an independent contractor and not as a partner or agent of KCI.  KCI shall have no liability or responsibility with respect to any income or other taxes or withholding in connection with payments made to Quick-Med hereunder.  KCI shall not be obligated to maintain any insurance for Quick-Med, including, without limitation, medical, dental, life or disability insurance.  To the extent that Quick-Med employs or retains others in providing services under this Agreement,   Quick-Med will be responsible for compliance with all applicable laws, rules, regulations, orders and ordinances of any state or country with jurisdiction over Quick-Med or its activities in performance of its obligations under this Agreement, including, without limitation, all applicable import or export regulations and all licensing, disclosure or permitting requirements.

5.      Term.   The term of this Agreement shall commence on the Effective Date of this Agreement and shall continue for a period of twelve months or the earlier completion of the services provided for in Section 2.  The parties agree that KCI’s signature of this Agreement shall be taken as KCI’s authorization of Quick-Med to begin the Project work described in the Proposal. Either Quick-Med or KCI may terminate their relationship under this Agreement at any time and for any reason, with or without cause, by providing thirty (30) days prior written notice to the other party.  Termination will not affect the right of Quick-Med to receive payment for services provided prior to such termination, according  to the terms of this Agreement, nor will termination affect the obligations of the parties under this Agreement (except for those under Section 2 above).

6.      Ownership and Access to Intellectual Property.

(a)      Definitions (for the purposes of Section 6)
“Arising Intellectual Property” means Intellectual Property developed by either party arising from the work conducted under this Agreement.
“Quick-Med Technology” means Quick-Med’s antimicrobial technology including NIMBUS® (Novel Intrinsically Micro-Bonded Utility Substrate) antimicrobial polymers;
“KCI Technology” means KCI’s *****.

(b)      Ownership of Arising Intellectual Property.   The parties agree that all Arising Intellectual Property relating to Quick-Med Technology shall be the property of Quick-Med, and that Quick-Med shall have the sole right to apply for, prosecute, and obtain patents that contain disclosures and claims relating only to Quick-Med Technology.  The parties further agree that all Arising Intellectual Property relating to KCI Technology shall be the property of KCI, and that KCI shall have the sole right to apply for, prosecute, and obtain patents that contain disclosures and claims relating only to KCI Technology.  The parties further agree that Arising Intellectual Property that relates both to Quick-Med Technology and to KCI Technology (“Joint Arising IP”) shall be the property of KCI, and that KCI shall have the sole right to apply for, prosecute, and obtain patents that contain disclosures and claims relating to Joint Arising IP.  KCI grants Quick-Med a worldwide royalty-free exclusive (even as to KCI) license to Joint Arising IP outside of the Field with the right to sublicense Joint Arising IP outside of the Field to a third party. For the avoidance of doubt, any modification or improvement to the antimicrobial chemistry or formulation shall be the property of Quick-Med.

(c)      General Provisions Relating to the Filing of Arising Intellectual Property.   Each party shall keep the other party informed of new patent application filings and patent issuances resulting from this Agreement.  The filing party will submit to the other party a full draft of any such patent application at least one month (30 days) prior to the filing thereof, and will make reasonable efforts to incorporate the input and suggestions of the other party prior to filing.  The filing party shall make reasonable efforts to prosecute such filings broadly, so as to obtain protection both within and outside the Field.  As to all Arising Intellectual Property, each party further agrees to reasonably assist the other party to obtain any Intellectual Property or other proprietary rights in such Arising Intellectual Property in any and all countries for which such other party is responsible, and such party will execute all documents for use in applying for and obtaining such rights and enforcing them as the other party may desire, together with any assignments of such rights to such other party or persons designated by such other party.

(d)      Disclosure of Arising Intellectual Property.   Both Quick-Med and KCI agree to inform each other promptly of any Arising Intellectual Property that is developed, conceived or created.

(e)      Maintenance of Records.   Each party agrees to keep and maintain adequate and current written records of all Arising Intellectual Property made by it (solely or jointly with others) during the term of this Agreement.

(f)  In the event of any disagreement as to what is included in Quick-Med Technology or KCI Technology, the parties shall conduct a binding mediation-arbitration procedure as follows.  First the parties shall appoint a mediator having expertise in intellectual property and chemical technology and shall agree on the timing and location of a mediation session.  If the parties fail so to agree, then they shall follow the Commercial Mediation Procedures of the American Arbitration Association.  If the mediation fails to settle the matter, then the parties shall follow the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association, using a single arbitrator having expertise in intellectual property and chemical technology.  Judgment upon the award entered by the arbitrator may be entered in any court having jurisdiction thereof.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

7.      Infringement or Misappropriation.   The Project to be conducted and Property created hereunder by Quick-Med will not knowingly misappropriate the Intellectual Property of others.  However, Quick-Med does not represent or warrant that its work will be outside the scope of any patent or registered design. Quick-Med represents that Quick-Med is not bound by any agreement with another that would be violated by Quick-Med’s work for KCI or by Quick-Med’s fulfillment of its obligations hereunder.

8.      Nondisclosure of Confidential Information.
(a) Each party acknowledges that, during the term of this Agreement, it will have access to certain Confidential Information of the other party.  Each party acknowledges that all such Confidential Information has been disclosed to the Receiving Party in strict confidence and that maintenance of the confidentiality of such Confidential Information to the fullest extent possible is extremely important.  All documents, records, designs and other materials containing Confidential Information furnished to the Receiving Party, or produced by the Disclosing Party or others in connection with this Agreement, will be and remain the sole property of the Disclosing Party and will be returned to the Disclosing Party immediately upon the written request of the Disclosing Party, and/or termination of this Agreement.  The Receiving Party will promptly return and deliver to the Disclosing Party all such property in any form and will certify in writing that it has not retained any such property (or any reproduction) in any form; provided, however, that legal counsel of the Receiving Party shall be entitled to retain one copy of the Disclosing Party’s Confidential Information for purposes of enforcement of this Agreement. The Receiving Party’s obligations of confidentiality under this Agreement shall survive the return of such Confidential Information and/or termination of this Agreement for three years.

(b) The Receiving Party agrees not to use (except to perform the duties required by this Agreement), disclose, disseminate or otherwise make available to any third party, either directly or indirectly, any of the Disclosing Party’s Confidential Information. This Agreement imposes no obligation upon the Receiving Party with respect to any Confidential Information disclosed under this Agreement which:  (i) was in the Receiving Party’s possession prior to receipt from the Disclosing Party as shown by documentation; or (ii) is or becomes a matter of public knowledge through no fault of the Receiving Party; or (iii) is rightfully received by the Receiving Party from a third party without a duty of confidentiality as shown by documentation; or (iv) is disclosed by the Disclosing Party to a third party without a duty of confidentiality on the third party; or (v) is independently developed by the Receiving Party as shown by documentation; or (vi) is required to be disclosed by operation of law or court order.  Receiving Party agrees to give the Disclosing Party an adequate opportunity to interpose an objection or take action to assure confidential handling of such information before making any use or disclosure in reliance upon exception (vi).

(c) Without limiting the foregoing, each party also agrees to maintain information of the other party in confidence in accordance with the confidentiality agreement executed by and between the parties entitled “Mutual Confidentiality and NonDisclosure Agreement” dated October 20, 2009 (“NDA”); provided, however, that to the extent there is any conflict between the terms of the NDA and this Agreement, the terms of this Agreement shall control.

9. Exclusive Services.   Quick-Med acknowledges the highly competitive nature of the Business and, accordingly, agrees that it shall not provide any development or consulting services related to the Field, or license any Intellectual Property in the Field during the term of this agreement and for a period of three months after termination or expiration of this Agreement. The parties agree that this exclusive arrangement does not impose any greater restraint than is reasonably necessary to protect the good will and other business interests of the parties.  To the extent a court of competent jurisdiction determines that language set forth in this subsection does not comply with applicable law of the governing jurisdiction, this paragraph may be reformed by the court and enforced to the maximum extent permitted by law.

10.      Use of Materials.  Any materials, components, supplies, or products provided by one party to the other party pursuant to this Agreement, including any such items listed or described in Exhibit A (“Materials”), shall be used solely for the purposes identified in section 2 and as more fully detailed in the Proposal.  The Materials will not be sold, furnished to any third party, or used for any other purpose without advanced written consent of the party supplying the Materials.  The Materials will not be analyzed or modified other than as appropriate to meet the terms of this Agreement.  The parties agree to comply with all laws and regulations applicable to the handling of the Materials.

11.      Liabilities.   Neither party shall be liable to the other for any indirect, special, incidental, or other consequential damages arising out of or relating to this Agreement or the breach thereof.

12.      Applicable Law.   This Agreement will be governed by the laws of the state of Texas, without regard to its choice of laws provisions, and the parties submit to the exclusive jurisdiction and venue of the federal and state courts of Bexar County, Texas for any action related to this Agreement.

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13.      Survival of Provisions.   The parties expressly agree that the covenants and restrictions contained in this Agreement, except for the services to be provided under Section 2, shall survive any termination of this Agreement for any reason.

14.      Enforceability.   If any provision of this Agreement is found to be invalid or unenforceable, the unenforceable provision shall be deemed modified to the limited extent required to permit its enforcement in a manner most closely approximating the intention of the parties as expressed herein.

15.      Notices.   Any and all notices required or permitted to be given hereunder shall be in writing to the address indicated on the signature page for such party, as applicable, and shall be deemed to have been given when deposited in certified or registered mail, postage prepaid.  Notice also may be provided by other means, such as hand delivery or overnight delivery, and in such instance shall be deemed to have been given when received by the party entitled to notice.  Either party may change its notice address by giving the other party notice of such new address in accordance with the requirements of this paragraph.

16.      Press Releases.   Neither party shall publish, distribute or cause to be published or distributed any media releases, pictorial, graphic or literary works, that relate, describe or pertain in any way to this Agreement, Quick-Med’s relationship with KCI or its Affiliates, the performance of services hereunder, or any Arising Intellectual Property developed hereunder without first obtaining the prior written consent of the other party  Both parties agree to respond promptly to requests for consent to publish a press release.  For the avoidance of doubt, the obligations of the parties under this Section 16 shall not extend to disclosure which is required by any governmental agency or regulatory body, court order or otherwise required by law, or to the extent required to preserve, exercise or enforce rights under this Agreement

17.      Non-assignment.   This Agreement shall be assigned and transferred to, and shall be binding upon and shall inure to the benefit of, any successor of KCI, and any such successor shall be deemed substituted as “KCI” hereunder for all purposes.  As used in this Agreement, the term “successor” shall mean any person, firm, corporation or business entity that at any time, is formed to pursue the business opportunity for which KCI is hiring Quick-Med.  Quick-Med acknowledges that this Agreement is based on the particular abilities of Quick-Med and may not be assigned, in whole or in part, by Quick-Med.

18.      Entire Agreement/Modification.   This Agreement, including the previously-executed NDA between the parties, Exhibit A, and any subsequent exhibits, is the complete agreement of the parties concerning the subject matter hereof, and supersedes all prior negotiations, representations or agreements, either written or oral, and may not be modified or amended except by a written instrument signed by both parties hereto.  A waiver by either party of any term or condition of this Agreement in any instance shall not constitute a waiver of such term or condition for the future, or of any subsequent breach thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers or representatives as indicated by their signatures below, effective as of the date written above.

KCI USA, Inc.

By:                 Todd Fruchterman,   ________
Name:            TODD FRUCHTERMAN, MD
Title:	Executive VP, Chief Technology Officer & Chief Medical Officer_
Address:
8023 Vantage Drive
San Antonio, TX 78230

Quick-Med Technologies, Inc.

By:                 J Ladd Greeno ______________
Name:            J. LADD GREENO___________
Title:              CEO_____________________
Address:
902 NW 4th Street
Gainesville, FL 32601

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EXHIBIT A

Quick-Med Technologies’ Proposal entitled “Statement of Work for KCI” is attached thereto.

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***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.